Exhibit 4.2

Execution Version

ALLIANT ENERGY CORPORATION

OFFICER’S CERTIFICATE

Dated as of September 30, 2009

Setting Forth Terms of a Series of Senior Notes

4.00% Senior Notes due October 15, 2014

Pursuant to the Indenture

Dated as of September 30, 2009

OFFICER’S CERTIFICATE

The undersigned, the Vice President-Chief Financial Officer and Treasurer of Alliant Energy Corporation, a corporation duly organized and existing under the laws of the State of Wisconsin (the “Company”), hereby certifies as provided below pursuant to Section 301 of the Indenture, dated as of September 30, 2009 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, a national banking association, as Trustee (the “Trustee”). This Officer’s Certificate, dated September 30, 2009, is delivered, pursuant to authority granted to the undersigned by resolutions adopted on August 4, 2009, by the Board of Directors of the Company, such Board Resolution having been delivered in accordance with the Indenture to the Trustee on or prior to the date hereof, for the purpose of creating and setting forth the terms of a series of Senior Notes to be issued pursuant to the Indenture. Capitalized terms not otherwise defined herein are used as defined in the Indenture.

1. The Board of Directors of the Company has authorized the creation by the Company of one or more series of Senior Notes under the Indenture through one or more Officer’s Certificates, and pursuant to such authorization and in accordance with the Indenture this Officer’s Certificate is being delivered to the Trustee to establish the terms of a series of Senior Notes as set forth therein and herein.

2. The title of the Senior Notes shall be “4.00% Senior Notes due October 15, 2014” (herein called the “Senior Notes”).

3. The aggregate principal amount of the Senior Notes which may be authenticated and delivered under the Indenture initially shall be U.S. $250,000,000, except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes as provided in Sections 203, 303, 304, 907 or 1107 of the Indenture. Notwithstanding the foregoing limit on the aggregate principal amount of the Senior Notes, the Senior Notes may be reopened in accordance with Section 301 of the Indenture.

4. Subject to earlier redemption, the principal of the Senior Notes shall be payable in U.S. dollars on October 15, 2014.

5. The Senior Notes initially shall be issued in the form of one or more Global Securities in substantially the form set forth in Exhibit A hereto.

6. The Senior Notes shall be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

7. The Senior Notes shall bear interest at the rate of 4.00% per annum; such interest shall accrue from October 2, 2009 (or from the most recent Interest Payment Date to which interest on the Senior Notes has been paid or provided for); the Interest Payment Dates on which such interest shall be payable shall be April 15 and October 15 in each year, commencing April 15, 2010; the regular record dates for the determination of Holders to whom interest is payable shall be the 1st day of the month of such Interest Payment Date. Interest on the Senior Notes shall be payable in U.S. dollars.

8. No sinking fund is provided for the Senior Notes.

9. The Trustee is hereby appointed as initial Paying Agent and initial Security Registrar for the Senior Notes. The Senior Notes shall be payable at the Corporate Trust Office of the Trustee.

10. The Senior Notes shall be issued in the form of one or more permanent Global Securities as provided in Section 203 of the Indenture and deposited with, or on behalf of, the Depositary, or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee. The Senior Notes shall initially be registered in the name of Cede & Co., as the nominee of The Depository Trust Company.

11. The Senior Notes shall be redeemable at the option of the Company at any time in whole or from time to time in part at a Redemption Price equal to the greater of (a) 100% of the principal amount of such Senior Notes and (b) the sum, as determined by the Independent Investment Banker and delivered to the Trustee, of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus in each case accrued interest to the Redemption Date; provided, however, that installments of interest on Senior Notes due on an Interest Payment Date which occurs on or before any Redemption Date shall be payable to the Holders of such Senior Notes who were registered Holders as of the close of business on the record date immediately preceding such Interest Payment Date. Notice of any redemption pursuant to this Section 11 shall be given in the manner and at the time set forth in Section 1104 of the Indenture; provided, however, that such notice need not state the dollar amount of the Redemption Price, and may instead recite the basis for determining the Redemption Price as provided in this Section 11, if such dollar amount has not been determined pursuant to this Section 11 as of the date such notice is being given to the Holders of the Senior Notes being redeemed.

12. The terms defined below, for all purposes of the Senior Notes under the Indenture and this Officer’s Certificate, shall have the meanings specified, unless the context clearly otherwise requires or unless otherwise indicated:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such Senior Notes.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

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“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., or their Affiliates which are primary U.S. Government securities dealers, and their respective successors, unless any of them ceases to be a primary dealer in U.S. government securities (“Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer located in The City of New York, and (2) any two other Primary Treasury Dealers located in The City of New York selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by the Reference Treasury Dealers at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date. For purposes of this definition only, “Business Day” means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

13. Other terms of the Senior Notes are as set forth in the form of the Senior Notes.

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IN WITNESS WHEREOF, I have set my hand as of the day and year first above written.

ALLIANT ENERGY CORPORATION

By:	/S/ PATRICIA L. KAMPLING
Name:	Patricia L. Kampling
Title:	Vice President-Chief Financial Officer and Treasurer

Exhibit A

[Form of 4.00% Senior Notes due October 15, 2014]

[GLOBAL NOTE LEGEND]

[THIS SENIOR NOTE IS A SENIOR NOTE AND A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SENIOR NOTES IN DEFINITIVE FORM, THIS SENIOR NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SENIOR NOTE CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SENIOR NOTE CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THE FOLLOWING SUMMARY OF TERMS IS SUBJECT TO THE INFORMATION SET FORTH ON THE REVERSE HEREOF:

PRINCIPAL AMOUNT:	ORIGINAL ISSUE DATE:	INTEREST RATE:
$[__________]	October 2, 2009	4.00% per annum

MATURITY DATE:	INTEREST PAYMENT DATES:	THIS SENIOR NOTE IS A:
October 15, 2014	April 15 and October 15,	☐ Global Book-Entry Senior Note
	commencing April 15, 2010	☐ Certificated Senior Note

REGISTERED OWNER: [            ]

ALLIANT ENERGY CORPORATION

4.00% SENIOR NOTES DUE OCTOBER 15, 2014

No. [ ]	Principal Amount: $[ ]

CUSIP No: 018802 AA6

ALLIANT ENERGY CORPORATION, a corporation duly organized and existing under the laws of the State of Wisconsin (herein called the “Company,” which term includes any successor Person pursuant to the applicable provisions of the Indenture hereinafter referred to), for value received, hereby promises to pay to [            ], or registered assigns, the Principal Amount stated above on the Maturity Date stated above, and to pay interest thereon from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, or if no interest has been paid, from and including the Original Issue Date stated above, semi-annually in arrears on the Interest Payment Dates set forth above and on the Maturity Date stated above, commencing April 15, 2010, at the rate of 4.00% per annum until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 4.00% Senior Note Due October 15, 2014 (this “Senior Note,” and together with all other 4.00% Senior Notes Due October 15, 2014 (the “Senior Notes”)) (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the 1st day of the month of such Interest Payment Date; provided, however, that interest payable at the Maturity Date or on a Redemption Date will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Senior Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of the Indenture and any securities exchange, if any, on which the Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in said Indenture.

Payments of interest on this Senior Note will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for this Senior Note shall be computed and paid on the basis of the 360-day year of twelve 30-day months. In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Note shall not be a Business Day, then payment of interest or principal (and premium, if any) shall be made on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Payment of principal of, premium, if any, and interest on the Senior Notes shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payments of principal of, premium, if any, and interest on the Senior Notes represented by a Global Security shall be made by wire transfer of immediately available funds to the Holder of such Global Security, provided that, in the case of payments of principal and premium, if any, such Global Security is first surrendered to the Paying Agent. If any of the Senior Notes are no longer represented by a Global Security, payments of principal, premium, if any, and interest shall be made by wire transfer of immediately available funds to the accounts specified by the Holders of the certificated Senior Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS SENIOR NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: __________, 20__

ALLIANT ENERGY CORPORATION

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This Senior Note is one of the Senior Notes of the series designated as the 4.00% Senior Notes due October 15, 2014 referred to in the within-mentioned Indenture.

Dated: __________, 20__

WELLS FARGO BANK, NATIONAL ASSOCIATION, As Trustee

By:
Authorized Signatory

Reverse of Senior Note

This 4.00% Senior Note Due October 15, 2014 is one of a duly authorized issue of Senior Notes of the Company, issued and issuable in one or more series under a Senior Note Indenture, dated as of September 30, 2009 (the “Indenture”), as supplemented by an Officer’s Certificate, dated as of September 30, 2009 (the “Officer’s Certificate”, and with all additional instruments establishing the terms of particular Senior Notes, being herein called the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a description of the respective rights, limitations of rights, duties and immunities of the Company, the Trustee and the Holders of Senior Notes thereunder and of the terms and conditions upon which Senior Notes are, and are to be, authenticated and delivered. The acceptance of this Senior Note shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture.

The Company may redeem the Senior Notes at any time and from time to time at the Company’s option, in whole or in part, at a redemption price equal to the greater of (i) 100% of the principal amount of such Senior Notes and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, plus in each case accrued interest to the Redemption Date.

Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to Holders of such Senior Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

In the case of an Optional Redemption, notice of redemption will be in writing and mailed first-class postage-prepaid not less than 30 days nor more than 60 days prior to the Redemption Date to each Holder of the Senior Notes to be redeemed at the Holder’s registered address; provided, however, that such notice need not state the dollar amount of the Redemption Price, and may instead recite the basis for determining the Redemption Price, if such dollar amount has not been determined as of the date such notice is being given to the Holders of the Senior Notes being redeemed. If money sufficient to pay the Redemption Price of all the Senior Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent or the Trustee on or prior to the Redemption Date, from and after such Redemption Date such Senior Notes or portions thereof shall cease to bear interest. The Senior Notes in denominations larger than $2,000 in principal amount may be redeemed in part but only in integral multiples of $1,000.

In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender hereof.

As provided in the Indenture and subject to certain limitations therein set forth, this Senior Note or any portion of the principal amount hereof will be deemed to have been paid for all purposes of the Indenture and to be no longer Outstanding thereunder, and the Company’s entire indebtedness in respect thereof will be satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust, money in an amount which will be sufficient and/or Eligible Obligations, the principal of and interest on which when due, without regard to any reinvestment thereof, will provide moneys which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient to pay when due the principal of and premium, if any, and interest on this Senior Note when due.

If an Event of Default shall occur and be continuing, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Senior Notes may declare the principal amount of all Senior Notes then Outstanding to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders).

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture with the consent of the Holders of not less than a majority in aggregate principal amount of Outstanding Senior Notes of each series affected by such supplemental indenture. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of Senior Notes, on behalf of the Holders of all Senior Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Senior Notes, the Holders of at least a majority in aggregate principal amount of the Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of at least a majority in aggregate principal amount of the Senior Notes at the time Outstanding a direction inconsistent with such written request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Senior Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable in the Security Register, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, and thereupon one or more new Senior Notes of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company shall not be required to issue or to provide for the registration of the transfer of or the exchange of (A) any Senior Note during a period of 15 days immediately preceding the date notice is to be given identifying the serial numbers of the Senior Notes called for redemption, or (B) any Senior Note selected for redemption in whole or in part, except the unredeemed portion of any Senior Note being redeemed in part.

Prior to due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Senior Note shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws thereunder, except to the extent that the Trust Indenture Act shall be applicable.

As provided in the Indenture, no recourse shall be had for the payment of the principal of, premium, if any, or interest with respect to this Senior Note, or any part thereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Senior Notes are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of this Senior Note.

All terms used in this Senior Note which are not defined herein shall have the meanings assigned to them in the Indenture.

[Form of Assignment Form]

ASSIGNMENT FORM

To assign this Senior Note, fill in the form below:

I or we assign and transfer this Senior Note to _____________________________________________________________

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. no.)

and irrevocably appoint ____________________ agent to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________, _____	Your signature:

(Sign exactly as your name appears on the face of this Senior Note)

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Securities Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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